   As filed with the Securities and Exchange Commission on October 18, 1996
                                                 Registration No. 333-
     ------------------------------------------------------------------------
         S E C U R I T I E S   A N D   E X C H A N G E   C O M M I S S I O N

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      WEST COAST ENTERTAINMENT CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                      04-3278751
     -------------------------------                        ------------------
     (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                         Identification No.)

               9990 Global Road, Philadelphia, Pennsylvania     19115
               ------------------------------------------------------
               (Address of principal executive offices)    (Zip Code)

                        1995 EMPLOYEE STOCK PURCHASE PLAN
                        ---------------------------------
                            (Full title of the plan)

                               John H. Chory, Esq.
                                  Hale and Dorr
                                 60 State Street
                           Boston, Massachusetts 02109
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (617) 526-6674
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

   Title of                       Proposed          Proposed
  Securities      Amount to       Maximum           Maximum        Amount of
    to be             be       Offering Price      Aggregate      Registration
  Registered      Registered      Per Share      Offering Price       Fee
  ----------      ----------   --------------    --------------   ------------

  Common Stock,    125,000       $11.125 (1)      $1,390,625(1)      $422.00
  $.01 par         shares
  value

  --------------------------

    (1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices as reported by Nasdaq on October 15, 1996, in accordance with Securities Act Rule 457(c) and (h).



         PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

              The information required by Part I is included in documents sent or given to participants in the 1995 Employee Stock Purchase Plan of West Coast Entertainment Corporation, a Delaware corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

         PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

              Item 3.  Incorporation of Certain Documents by Reference.
                       -----------------------------------------------

              The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

              (1) The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1996;

              (2) The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1996;

              (3)  The Company's Current Report on Form 8-K, dated May 17, 1996;

              (4) The Company's Current Report on Form 8-K, dated September 30, 1996; and

              (5) The description of the Common Stock, $.01 par value per share ("Common Stock"), contained in the Company's Registration Statement on Form 8-A as filed with the Commission on January 12, 1996.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold, or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

              Item 4.  Description of Securities.
                       -------------------------

              Not applicable.







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






              Item 5.  Interests of Named Experts and Counsel.
                       --------------------------------------

              The validity of the Common Stock offered hereby has been passed upon for the Company by Hale and Dorr, Boston, Massachusetts. John H. Chory, a partner of Hale and Dorr, shares voting and dispositive power, as co-trustee of the Ralph W. Standley III Irrevocable Trust, with respect to 342,820 shares of Common Stock owned by such trust.

              Item 6.  Indemnification of Directors and Officers.
                       -----------------------------------------

              The Registrant's Certificate of Incorporation contains certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. These provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of the law. The Registrant's Certificate of Incorporation also contains provisions obligating the Registrant to indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware.

              The Registrant has purchased and maintains insurance coverage under a policy insuring directors and officers of the Registrant against certain liabilities which they may incur as directors or officers of the Registrant, which may include coverage for liabilities arising under the Securities Act.

              Item 7.  Exemption From Registration Claimed.
                       -----------------------------------

              Not applicable.

              Item 8.  Exhibits.
                       --------

              The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

              Item 9.  Undertakings.
                       ------------

              1.   The Registrant hereby undertakes:

                   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i)  To include any prospectus required by Section
                         10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              PROVIDED, HOWEVER that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                   (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

              3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on this 17th day of October, 1996.


                                       WEST COAST ENTERTAINMENT CORPORATION



                                       By: /s/ T. Kyle Standley
                                           -----------------------------
                                           T. Kyle Standley
                                           President and
                                            Chief Executive Officer



                                POWER OF ATTORNEY

              We, the undersigned officers and directors of West Coast Entertainment Corporation hereby severally constitute and appoint Ralph
         W. Standley III, T. Kyle Standley and John H. Chory, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable West Coast Entertainment Corporation, to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

              WITNESS our hands and common seal on the date set forth below.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of October 17, 1996.

           Signature                         Title
           ---------                         -----


      /s/ T. Kyle Standley         President, Chief Executive
      -------------------------    Officer and Director
      T. Kyle Standley             (Principal Executive Officer)


      /s/ Richard G. Kelly         Chief Financial Officer
      -------------------------    (Principal Financial Officer)
      Richard G. Kelly


      /s/ Jerry Misterman          Chief Accounting Officer
      -------------------------    (Principal Accounting Officer)
      Jerry Misterman


      /s/ Ralph W. Standley III    Chairman and Director
      -------------------------
      Ralph W. Standley III


      /s/ Donald R. Thomas         Director
      -------------------------
      Donald R. Thomas


      /s/ Peter Balner             Director
      -------------------------
      Peter Balner


      /s/ M. Trent Standley        Director
      -------------------------
      M. Trent Standley


                                   Director
      -------------------------
      James B. Dineen, Jr.


      /s/ C. Stewart Forbes        Director
      -------------------------
      C. Stewart Forbes


      /s/ Wesley F. Hoag           Director
      -------------------------
      Wesley F. Hoag

                                  EXHIBIT INDEX


         Exhibit
         Number
         -------

         4.1       Certificate of Incorporation, as amended (1)

         4.2       By-Laws (2)

         4.3       Specimen Certificate of Common Stock of the
                   Registrant (3)

         5.1       Opinion of Hale and Dorr

         23.1      Consent of Hale and Dorr (included in
                   Exhibit 5.1)

         24.1 Power of Attorney (included in the signature pages of this Registration Statement)



         -----------------------
         [FN]

         (1) Incorporated herein by reference to Exhibits 3.1 through 3.5 to the Registrant's Registration Statement on Form S-1 (File No. 333-00272).

         (2) Incorporated herein by reference to Exhibit 3.6 to the Registrant's Registration Statement on Form S-1 (File No. 333-00272).

         (3) Incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-00272).















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